Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement of Fort James Corporation on Form S-8 (File No. 33-57153) of our report dated February 26, 1999, on our audits of the financial statements of the Fort James Corporation Canadian Employees Stock Purchase Plan as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is included in this Annual Report on Form 11-K.

                                                  /s/ PRICEWATERHOUSECOOPERS LLP

                                                               Chicago, Illinois
                                                                  March 30, 1999